UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 31, 2006


                        Commission File Number 001-15977

                             Tiger Telematics, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                                13-4051167
        (State or other jurisdiction of                  (IRS Employer
        Incorporation or organization)               Identification Number)

           550 Water Street Suite 937                         32202
            Jacksonville, FL
   (Address of principal executive offices)                (Zip Code)

                                 (904) 279-9240
              (Registrant's telephone number, including area code)


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Item 1.01 (b). Entry into a material definitive agreement.

On January 31, 2006 the Company executed a definitive Loan Agreement, (preliminarily disclosed in the report on Form 8K dated January 13, 2006) with Laffitte Partners, LLC. The $5 million working capital lending facility is secured by the receivables and inventory of the Company and its subsidiaries with interest at 5.5% over prime rate payable monthly in arrears. In addition the lender receives a 10% of advances actually made, facility fee, and payable 90 days from the day date of each advance. The loan is convertible into common stock of the Company at the rate of $.30 per share at the discretion of the lender. In addition the lender receives warrants equal to the amounts of the actual advances, under the lending facility, to purchase common stock of the Company for a three year period ending January 31, 2009 at the rate of $.30 per share of common stock. The Company can use the funds as it deems necessary for working capital purposes. The Lending Agreement is attached as an exhibit to this Report on Form 8K.

Item 1.03 Bankruptcy or receivership.

The scheduled High Court Hearing on January 31, 2006 was adjourned until February 1, 2006 regarding the Company's wholly owned subsidiary, Gizmondo (Europe) Limited ("Gizmondo Europe") High Court application for administration in the United Kingdom for the court to grant the administration order. During the interim period, Gizmondo Europe continues to be subject to protection of the Court and all enforcement actions of creditors are automatically stayed.
The Company still intends to use a portion of the funds from the aforementioned Lending Agreement, (see above Item 1.01) to reinvest in the business in UK but no assurances can be given that this will be achieved. As reported in the January 23, 2006 Report on Form 8K the anticipated similar action in Sweden for the game subsidiary of Gizmondo Europe and for the Company's Gizmondo Studios, Sweden AB subsidiary was concluded and each unit has been placed into bankruptcy liquidation. The Company anticipates that the Gizmondo Studios, Manchester subsidiary will make a similar filing within the next few days.

The actions to date do not affect any other subsidiary of the Company including its United States operations and or sales under Gizmondo USA Inc. The Company will report shortly on the restructuring plans as they are approved and the status of the $50 million refinancing discussed on the Report on Form 8K dated 1-13-06.

ITEM: 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Following the issuance of the shares pursuant to the transactions described in this Form 8K, the Company anticipates that it will have outstanding approximately 68.5 million common shares and warrants to purchase an aggregate of 17,512,192 common shares (if the full $5 million lending facility is utilized) by the Company, at exercise prices ranging from $.30 to $11.25, including cashless warrants, expiring from June 30, 2006 to September 30, 2009.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1

Lending Agreement dated January 31, 2005 between Lafitte Partners, LLC and Tiger Telematics, Inc.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIGER TELEMATICS, INC.
(Registrant)


/S/ Michael W. Carrender       Chief Executive Officer         January 31, 2006
------------------------
    Michael W. Carrender